EXHIBIT 99.1

SUPERCLICK, INC. REVISES ANNUAL GUIDANCE UPWARD


LAGUNA HILLS, Calif., October 14, 2004 (PRIMEZONE via COMTEX) -- Superclick, Inc. (OTCBB:SPCK) today provided a revised outlook of our previous revenue forecast for the current fiscal year. "In August we reported expectations of revenue for fiscal 2004 to come in the range of $2.25 million to $2.5 million. We had noted the strong growth that we are seeing over the $652 thousand our operating subsidiary Superclick Networks had achieved last year," commented the company's chairman Todd M. Pitcher. He added that "We are pleased to revise our guidance for fiscal 2004 further upward to the range of $2.6 to $2.75 million. The exceptional growth we continue to see is due to strong execution by our management team, the Verizon reseller relationship maturing into a meaningful percentage of our channel sales, and the widening acceptance of our Superclick Internet Management System (SIMS(tm)) as "best in class" within the hospitality market place."

The Superclick system, with its 24x7 end-user helpdesk, supports all types of Internet traffic including wired and wireless High Speed Internet Access (HSIA), dial-up modem Low Speed Internet Access (LSIA), and LAN Internet traffic. Superclick's unique features help drive efficient Internet access by capturing all types of Internet traffic. This lowers the initial cost of integrated access systems and also optimizes operating expenses and end-user productivity.

Pitcher added that "Moreover, we expect to report top-line revenues in excess of $1.25 million for the fourth quarter, ending October 31st, and top-line revenue growth on a quarter-over-quarter basis of more than 50%. Hoteliers continue to recognize our commitment to providing them with reliable Internet access and management solutions, world-class customer support and our value proposition aimed at helping them drive additional revenue through leveraging their Internet service infrastructure."

About Superclick, Inc.

Superclick, Inc. (OTCBB:SPCK.OB), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)) in worldwide hospitality, multi-tenant unit (MTU) and university markets. Superclick provides hotels, MTU residences and universities with cost-effective Internet access utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. Superclick's proprietary technology converts dial-up analog Internet calls to digital access, improves connection speeds, unclogs local trunks, consolidates Internet traffic, supports flexible billing and provides targeted advertising to end-users. Current clients include MTU residences and Candlewood Suites (r), Crowne Plaza(r), Four Points by Sheraton(r), InterContinental Hotels Group PLC, Hilton(r), Holiday Inn(r), Holiday Inn Express(r), Hampton Inn(r), Marriott(r), Novotel(r), Radisson(r), Sheraton(r), Westin(r) and Wyndham(r) hotels in Canada, the Caribbean and the United States.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

SOURCE: Superclick, Inc.

      By Staff

      CONTACT:    Superclick, Inc.
                  John Bevilacqua
                  Investor Relations
                  (866) 405-3959